Exhibit 5.1
March 12, 2007
USG Corporation
125 South Franklin
Chicago, Illinois 60606-4678

Re:	Registration Statement on Form S-3 Filed by USG Corporation
Ladies and Gentlemen:
     We have acted as counsel for USG Corporation, a Delaware corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of shares of common stock, $0.10 par value per share, of the Company (the “Common Stock”) and associated preferred stock purchase rights governed by the Rights Agreement (as hereinafter defined) that may be issued to holders of the Common Stock (the “Rights”) as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Common Stock and the Rights are collectively referred to herein as the “Securities” and each a “Security.” The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.	The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.	When issued in accordance with the Rights Agreement, dated as of December 21, 2006 (the “Rights Agreement”), between the Company and Computershare Investor Services, LLC, as rights agent, the Rights will be validly issued.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing the Securities offered pursuant to the Registration Statement, to the extent required by applicable law

USG Corporation
March 12, 2007

and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and the Securities will have been duly authorized and reserved for issuance within the limits of the then remaining authorized but unreserved and unissued capital stock of the Company; (iv) the resolutions authorizing the Company to issue, offer and sell the Securities will have been duly adopted by the Board of Directors of the Company (or a duly authorized committee thereof) and will be in full force and effect at all times at which any Security is offered or sold by the Company; and (v) all Securities will be issued in compliance with applicable federal and state securities laws.
     The opinions expressed herein are limited to the federal securities laws of the United States of America and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     The opinion set forth in paragraph 2 is limited to the valid issuance of the Rights under the General Corporation Law of the State of Delaware. We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability or any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2 above, we have assumed that the Board of Directors of the Company has acted and will act in the good faith exercise of its business judgment with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Opinions” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Jones Day